Exhibit 4.1
AMENDMENT NO. 1 TO RIGHTS AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”), dated as of April 24, 2018, amends the Rights Agreement, dated as of July 31, 2008 (the “Rights Agreement”), by and between John Bean Technologies Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company and successor agent to National City Bank (the “Rights Agent”). All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Rights Agreement.
WHEREAS, Section 27 of the Rights Agreement provides that, prior to such time as any Person becomes an Acquiring Person, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right(s) Certificates to make any other provisions with respect to the Rights which the Company may deem necessary or desirable;
WHEREAS, no Person has become an Acquiring Person;
WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement be amended as set forth in this Amendment; and
WHEREAS, subject to and in accordance with the terms of this Amendment, the Company and the Rights Agent have agreed to amend the Rights Agreement in certain respects, as more particularly set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1.	AMENDMENT OF THE RIGHTS AGREEMENT.
(a)    Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:
“(i) the Close of Business on April 27, 2018 (the “Final Expiration Date”),”.

2.	AMENDMENT TO EXHIBITS.
(a)    Exhibit B to the Rights Agreement is amended by deleting each reference to “July 31, 2018” in the Form of Right Certificate and substituting therefor “April 27, 2018”.
(b)    Exhibit C to the Rights Agreement is amended by deleting each reference to “July 31, 2018” in the Summary of Rights to Purchase Preferred Shares and substituting therefor “April 27, 2018”.

3.	GOVERNING LAW.
This Amendment shall be deemed to be a contract made under the laws of the State of Delaware (without giving effect to the conflicts of laws principles thereof) and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4.	OTHER AMENDMENT; EFFECT OF AMENDMENT.
Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto remain in full force and effect in all respects without any modification. This Amendment will be deemed an amendment to the Rights Agreement and will become effective on the date hereof. In the event of a conflict or an inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment will govern.

5.	COUNTERPARTS.
This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

6.	SEVERABILITY.
If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.
JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Brian A. Deck
Name:	Brian A. Deck
Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Megan M. Roe
Name:	Megan M. Roe
Title:	Manager, Relationship Management

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